SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934
                             (Amendment No.      )

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      Rule 14a-6(e)(2))
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[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 240.14a-11(c) or
      Rule 240.14a-12

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(Amended by Sec Act Rel No. 7331; Exch Act Rel No. 37692, eff. 10/7/96.)

March 28, 2000




Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Central Vermont Public Service Corporation at 10:00 a.m. on Tuesday, May 2, 2000 at the Killington Grand Hotel Conference Center, Killington Road, Killington, Vermont. Refreshments will be served at 9:00 a.m.

At this meeting you will be asked to elect four directors to serve for a three-year term and one director for a one-year term. Also, you will be asked to approve a Stock Option Plan for Key Employees.

Your vote is very important to us. In order to ensure that your shares may be represented at the meeting and to avoid additional expense of solicitation, we urge that you promptly vote, sign and return the enclosed proxy in the return envelope provided. If you do plan on attending the Annual Meeting, which we hope you will, you may revoke your proxy and vote your shares in person.

Thank you for your confidence and continued support.


Sincerely,

ROBERT H. YOUNG
President and
Chief Executive Officer

                CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                           77 Grove Street
                        Rutland, Vermont 05701
                        ______________________

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on May 2, 2000
                         ______________________


To the Holders of Common Stock:

     The Annual Meeting of Stockholders of Central Vermont Public
Service Corporation will be held at the Killington Grand Hotel
Conference Center, Killington Road, Killington, Vermont, on Tuesday, May 2, 2000, at 10:00 a.m., for the following purposes:

      1. To approve the Stock Option Plan for Key Employees;

      2. To elect four directors for a term of three years and one director for a term of one year; and

      3. To act upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the meeting or at any adjournments thereof.

     Each of the above items is described in the Proxy Statement which accompanies this Notice.

     The Board of Directors has fixed the close of business on February 24, 2000, as the record date for the determination of the holders of the Company's Common Stock entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                              By Order of the Board of Directors,

                              Joseph M. Kraus, Senior Vice President,
                              Corporate Secretary and General Counsel

Rutland, Vermont
March 28, 2000

                      YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, we urge you to VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY promptly in the envelope provided.

               CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                           77 Grove Street
                        Rutland, Vermont 05701
                        ______________________

                                                 March 28, 2000
                           PROXY STATEMENT
                         ___________________

     This Proxy Statement and form of Proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Central Vermont Public Service Corporation ("CVPS", the "Company" or the "Corporation"), a Vermont corporation. The solicited proxies will be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Killington Grand Hotel Conference Center, Killington Road, Killington, Vermont at 10:00 a.m. on May 2, 2000 and at any adjournments thereof.

     Proxies in the accompanying form, unless previously revoked, will be voted as directed by the stockholders giving such proxy. If no direction is given, proxies will be voted FOR the Stock Option Plan for Key Employees, FOR the election, as Directors, of the five nominees listed on the proxy, and at the discretion of the Proxy holder(s) upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the Annual Meeting or at any adjournments thereof. Any proxy may be revoked by written notice or by a duly executed proxy bearing a later date delivered to the Secretary of the Company at any time before it is exercised, or by attending the Annual Meeting and voting in person.

     The Company will bear the cost of solicitation hereunder. The solicitation of proxies by mail may be followed by solicitation by officers or other employees or representatives of the Company. In addition, the Company has retained Morrow & Co., a proxy solicitation firm, to assist in the solicitation of proxies for the meeting. The estimated fee for such services is $6,500 plus reimbursement of reasonable out-of-pocket expenses. The Company will request banks, brokers, and other similar agents or fiduciaries to forward these proxy materials to beneficial owners of stock, and, if requested, will reimburse them for the costs thereof.

     A copy of the Annual Report of the Company containing its audited financial statements for 1999 accompanies this Proxy Statement.

     The Proxy Statement and form of Proxy were first sent to stockholders on or about the date of this Notice.

                            VOTING SECURITIES

     The Directors have fixed February 24, 2000, as the record date for determination of stockholders entitled to notice of and to vote at the meeting, consisting of 11,466,805 shares of Common Stock of the Company (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote.

     In accordance with Securities and Exchange Commission ("SEC") rules, boxes and a blank space are provided on the proxy card for stockholders to designate whether they wish to vote "FOR" or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees for Director. Under Vermont law, in order for action to be taken on a matter, a quorum must exist as to that matter, which is defined for this purpose as a majority of the votes entitled to be cast in person or by proxy on the matter. Abstentions are counted in determining whether a quorum has been reached on a particular matter. If a quorum exists, then with respect to any action to be taken on a matter, other than the election of Directors, that matter would be approved if the votes cast favoring the action exceed the votes cast opposing the action. In this respect, abstentions are not counted as opposing votes.

     With respect to the election of Directors, a plurality of the votes cast by the shares entitled to vote in the election is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected at a meeting at which a quorum is present). In this respect, abstentions are not counted for purposes of the election of Directors.
                               ARTICLE 1

                 STOCK OPTION PLAN FOR KEY EMPLOYEES

     In order to attract, retain and motivate talented key employees who will exert their best efforts and work toward the long-term best interests of the Company and its subsidiaries, the Board of Directors has adopted, subject to stockholder approval, the Stock Option Plan for Key Employees (the "Plan"). The Plan is intended to strongly ally the interests of Company management with that of stockholders and provide significant incentives for management to increase stockholder value.
The Plan is a successor to the Stock Option Plan for Key Employees which was adopted by the stockholders in 1997.

     A general description of the basic features of the Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Plan. The full text of this Plan is included as Schedule A to this Proxy Statement.

THE PLAN

     The Plan allows for the award to key employees of the Company and its wholly-owned subsidiaries of options to purchase shares of Common Stock of the Company. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee") and the key employees to whom options may be granted under the Plan will be determined from time to time by the Committee. No determination has been made as to future awards which may be granted under the Plan, although it is anticipated that approximately fifteen individuals, including the named executive officers in the Summary Compensation Table, will be eligible to participate in the Plan. As of February 24, 2000, no options have yet been granted under the Plan.

     The maximum number of shares of Common Stock of the Company as to which awards of options may be issued under the Plan may not exceed 350,000 shares. In the event of certain extraordinary corporate events (e.g., a stock split, stock dividend, recapitalization, merger, etc.), the Committee may make any adjustments to the shares of Common Stock covered by the Plan or an option under the Plan that it deems necessary, or may cancel any or all outstanding options in exchange for a cash payment.

     An option is an award that entitles an individual to purchase shares of Common Stock at a price fixed at the time the option is granted. All options granted under the Plan will be non-qualified stock options. Options awarded under the Plan will be in the form approved by the Committee from time to time and may include such additional terms and conditions as the Committee may deem desirable, but in no event may any such additional terms and conditions be inconsistent with the Plan. The purchase price per share for all options awarded under the Plan will be determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date the option is granted. No option awarded under the Plan may be exercisable after the expiration of ten years from the date the option was granted.

     In the event an optionee terminates employment for any reason other than his or her death, Disability or Retirement (as such terms are defined in the Plan), his or her then exercisable options will expire three months after the date of his or her termination and any option that was not exercisable as of such date of termination will immediately expire upon the optionee's date of termination. Any option held by an optionee will become fully exercisable upon the termination of an optionee by reason of his or her death, Disability or Retirement and will expire one year from such optionee's date of termination. In the event of an optionee's termination of employment by reason of death, Disability or Retirement or other good cause, the Committee may, at its sole discretion, extend the post-termination exercise period through any date not later than the date which is ten years following such optionee's date of termination. However, in no event may the term of any option awarded under the Plan exceed ten years from the date such option is granted.

    If a Change in Control of the Company (as described in the Plan) occurs then all options (other than those held by optionees whose employment has terminated) will become fully exercisable as of the date such Change in Control occurred.

    The Board of Directors has the sole authority to amend any provision of the Plan, except no amendment to the Plan may materially decrease a key employee's rights under an option without that employee's consent. The Board of Directors may from time to time amend or discontinue the granting of options or terminate the Plan, provided, however, that no such action may increase the maximum number of shares of Common Stock available for awards under the Plan, or cause the Plan not to comply with the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code (the "Code").

FEDERAL INCOME TAX TREATMENT

     The following brief summary of the effect of federal income taxation upon the Participants and the Company with respect to the exercise of options under the Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the Participant may reside. As such, each Participant is advised to consult with his or her own tax advisor for particular federal, as well as state and local income and any other tax advice.

     In general, there are no tax consequences to the Optionee or to the Company on the grant of a stock option which does not qualify as an incentive stock option within the meaning of Section 422 of the Code (a "non-qualified stock option"). On exercise, however, the Optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the Optionee. Upon a subsequent disposition of the shares received under a non-qualified stock option, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a capital gain or loss. With respect to any such disposition, the Company will not be entitled to a tax deduction.

     Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient in connection with options exercised under the Plan. As a condition to the delivery of any shares pursuant to the exercise of any option, the Committee may require that the Optionee, at the time of exercise, pay to the Company an amount to satisfy the applicable tax withholding obligation or any greater amount of withholding that the Committee may determine. In addition, the Committee may permit or require an Optionee to satisfy all or a part of the tax withholding obligations incident to the exercise of an option by having the Company withhold a portion of the shares of Common Stock that would otherwise be issuable to the Optionee.

     Special rules will apply in cases where an Optionee pays the exercise price by delivering previously owned shares of Common Stock. The surrender of such shares will not result in the recognition of gain with respect to such surrendered shares, but a like number of shares acquired will have a carryover basis. If an Optionee surrenders shares of Common Stock to satisfy applicable withholding tax requirements, the surrender of such shares may result in the recognition of gain or loss in respect thereof.

     If the provisions of the Plan relating to a Change in Control become applicable, certain compensation payments or other benefits received by "disqualified individuals" (as defined in Section 280G(c) of the Code) under the Plan or otherwise may cause or result in "excess parachute payments" (as defined in Section 280G(b)(1) of the Code). Pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by the Company. In addition,
Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such excess parachute payments received by such disqualified individual, and any such excess parachute payments will not be deductible by the Company (or a subsidiary).

     Generally under Section 162(m) of the Code, the amount of compensation paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person in any year, except that qualified performance-based compensation will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including its subsidiaries) is not affected by this provision.

     The Company has structured the Plan so that the Company may claim a deduction in connection with the exercise of non-qualified stock options provided that the requirements imposed on qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder are satisfied with respect to such awards.

     The total number of outstanding shares of Common Stock on February 24, 2000 was 11,466,805 shares at a closing price of $10.6875 per share on the New York Stock Exchange.

     The Plan will become effective as of May 2, 2000 subject to approval by the Company's stockholders. The Plan will terminate on May 2, 2005, except with respect to awards then outstanding. After such date no further awards may be granted under the Plan.

APPROVAL OF THE PLAN

     To become effective, the votes cast in favor of the Plan must exceed the votes cast opposing the Plan provided that a quorum is present. Abstentions are not treated as votes against the proposal. In addition, because the Company is a regulated utility, the Plan may not become effective without the approval of the Vermont Public Service Board.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR Article 1.

                                ARTICLE 2
                          ELECTION OF DIRECTORS

     The Company's Articles of Incorporation and By-Laws provide for the division of the Board of Directors into three classes having staggered terms of office as nearly equal in number as possible. In accordance with the Company's By-Laws, the Board of Directors has fixed at ten (10) the number of Directors for the ensuing year.

     The nominees for election at this Annual Meeting to serve as Directors for a three-year term which expires at the 2003 Annual Meeting are: Robert L. Barnett, Frederic H. Bertrand, Robert G. Clarke, and Mary Alice McKenzie.

     In order to keep the classes of Directors as nearly equal in number as possible, Timothy S. Cobb, a new nominee for election at this Annual Meeting, is to serve as Director for a one-year term which expires at the 2001 Annual Meeting.

     Proxies will be voted (unless otherwise instructed) in favor of the election of the five nominees as indicated in the table below. Each of the nominees has consented to serve as a Director if elected. While it is not anticipated that any of the persons listed will be unable to serve as a Director, if any of the persons listed are unable to serve, then the proxies will be voted for such other person or persons as the present Board of Directors shall determine.

     The following sets forth certain information, including age, principal occupation, directorships, and business experience during the past five years, regarding the Directors and nominees for Director. Unless otherwise indicated, the principal occupation of the Directors or nominees for Director has been the same for the past five years.

                                                                Director
                                                                 Since
                                                                --------
NOMINEES WHOSE TERMS WILL EXPIRE IN YEAR 2003:

Robert L. Barnett (59) Executive Vice President                     1996
and President, Commercial, Government, and Industrial
Solutions Sector (formerly Land Mobile Products Sector)
Motorola, Inc. (communications equipment) since 1995;
President, Nexteps, Inc. (telecommunications consulting firm) from 1993 to 1995. Mr. Barnett is also a Director of Johnson Controls, Inc. and USG Inc.

Frederic H. Bertrand (63) Chairman of the Board of the              1984
Company since October 1997; Chairman of the Board and
Chief Executive Officer, National Life Insurance Co. from
1987 to February 1997.  Mr. Bertrand is also Chairman and
Director of Catamount Energy Corporation and serves as a Director of The Chittenden Corporation, Union Mutual Fire
Insurance Co., and Vermont Electric Power Company, Inc.

Robert G. Clarke (49) Interim Chancellor, Vermont State             1997
Colleges since November 1999; President, Vermont Technical
College from 1984 to November 1999. Mr. Clarke is also a
Director of Connecticut Valley Electric Company Inc.,
Vermont Electric Power Company, Inc., and the Granite
Savings Bank.

Mary Alice McKenzie (42) President, Fresh Connections and           1992
McKenzie of Vermont (manufacturer of food products).  Ms.
McKenzie is also a Director of Vermont Electric Power
Company, Inc. and Vermont Yankee Nuclear Power Corporation.

NOMINEE FOR DIRECTOR WHOSE TERM WILL EXPIRE IN YEAR 2001:

Timothy S. Cobb (58) Chairman, President and Chief
Executive Officer (CEO), Salient 3 Communications, Inc., (formerly Gilbert Associates, Inc.) since 1995; President
& CEO, Gilbert Associates, Inc. from 1994 to 1995; President & CEO, Gilbert/Commonwealth, Inc. (design & engineering of electric power facilities) from 1991 to 1994.

DIRECTORS WHOSE TERMS WILL EXPIRE IN YEAR 2001:

Janice L. Scites (49) Vice President, Internet                      1998
Implementation Strategy, AT&T since November 1997; Vice
President, Value-Added Services, AT&T from October 1996 to
October 1997; Vice President, Business Customer Care,
Business Markets, AT&T from July 1995 to October 1996;
President, Connecticut Mutual Customer Services Group,
Connecticut Mutual Life Insurance Company from September
1993 to July 1995.  Ms. Scites is also a Director of
Personnel Group of America, Inc.

Luther F. Hackett (66)  President, Hackett, Valine                  1979
& MacDonald, Inc. (Insurance Agents). Mr. Hackett is also a Director of Catamount Energy Corporation, Vermont
Electric Transmission Company, Inc., Banknorth Group, Inc., and serves as Chairman and Director of Vermont Electric
Power Company, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN YEAR 2002:

Rhonda L. Brooks (47) President of the Roofing Systems              1996
Business, Owens Corning ("Owens") (building materials and fiberglass composites) since December 1997; Vice President,
Investor Relations, Owens from January to December 1997;
Vice President, Marketing, Composites, Owens from 1995 to
1996.  Ms. Brooks is also a Director of Meritor Automotive,
Inc.

Patrick J. Martin (59)  President, North American Solutions         1997
Group, Xerox Corporation ("Xerox") (office products) since
January 2000; Corporate Senior Vice President and President,
Developing Markets Operations, Xerox from January 1999 to
January 2000; President, Americas Customer Operations, Xerox from 1996 to January 1999; President, Office Document Products
Division from 1993 to 1996. Mr. Martin is also a Director of Comptek Research.

Robert H. Young (52) President and Chief Executive Officer of       1995
the Company since 1995; Executive Vice President and Chief
Operating Officer of the Company from 1993 to 1995. Mr. Young is also Director, President and Chief Executive Officer of
Connecticut Valley Electric Company Inc., Catamount Energy
Corporation, and Catamount Resources Corporation. Mr. Young also serves as Director and Chairman of Vermont Yankee Nuclear
Power Corporation and as a Director of Vermont Electric Power
Company, Inc., Vermont Electric Transmission Company, Inc., and Yankee Atomic Electric Company.

VOTE REQUIRED

     The election of a Director requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ARTICLE 2.

MEETINGS OF THE BOARD

     During 1999, the Board of Directors held nine regular and two special meetings. Each Director attended at least 75% of the aggregate of all meetings of the Board and Committees of which he or she was a member.

COMMITTEES OF THE BOARD

     The Company has standing Executive, Audit, Compensation and
Nominating Committees of its Board of Directors. Members of the Committees are appointed annually by the Board.

     The Executive Committee has substantially all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board. The present members of the Executive Committee are: Frederic H. Bertrand, Chairperson, Luther F. Hackett, and Robert H. Young. During 1999, the Executive Committee held three meetings.

     The Audit Committee of the Board, composed entirely of outside Directors, reviews and reports to the Board of Directors on the findings and recommendations of the Company's independent public accountants, the Company's internal audit procedures, examinations by regulatory authorities, and matters having a material effect on the Company's financial operations. The present members of the Audit Committee are:
Luther F. Hackett, Chairperson, Robert L. Barnett, Rhonda L. Brooks, Robert G. Clarke, and Mary Alice McKenzie. During 1999, the Audit Committee held four meetings.

     The Compensation Committee of the Board, composed entirely of outside Directors, is responsible for reviewing and making recommendations to the Board of Directors concerning the compensation of executive officers of the Company and certain subsidiaries. Members of the Compensation Committee are also responsible for the administration of the Stock Option Plans for Key Employees and the Restricted Stock Plan for Non-employee Directors and Key Employees. The present members of the Compensation Committee are: Patrick J. Martin, Chairperson, Frederic H. Bertrand, Rhonda L. Brooks, and Janice L. Scites. During 1999, the Compensation Committee held five meetings.

     The Nominating Committee is responsible for recommending candidates for election as Directors of the Company. The Nominating Committee will consider recommendations by the stockholders for nomination as Directors. Recommendations should be forwarded to the Secretary of the Company on or before December 1 preceding the Annual Meeting for which such nomination is sought. The present members of the Nominating Committee are: Mary Alice McKenzie, Chairperson, Robert L. Barnett, Patrick J. Martin, and Robert H. Young. During 1999, the Nominating Committee held one meeting.

DIRECTORS' COMPENSATION

     Directors of the Company are paid an annual retainer of $10,000. Under the 1997 Restricted Stock Plan for Non-employee Directors and Key Employees (the "Restricted Plan"), the non-employee Directors receive 50% of their annual retainer in Common Stock (instead of cash) with a three-year vesting period. Members of the Executive Committee are paid an additional annual retainer of $500. The Chairman of the Board receives an additional $30,000 annual retainer and the Chairperson of each Committee receives an additional $2,000 annual retainer. Directors were also paid $700 plus expenses for each Board meeting attended and $350 for each Committee meeting attended if held on the same day as a meeting of the Board or held by telephone, and a fee of $700 plus expenses for attendance at each other meeting of such Committee.

     In September 1999, the Board voted to change the fees that each
Board member receives.   Effective January 1, 2000, Directors will be
paid $1,000 plus expenses for each Board meeting attended and $500 for each Committee meeting attended if held on the same day as a meeting of the Board or held by telephone, and a fee of $1,000 plus expenses for attendance at each other meeting of such Committee. Annual retainers remain the same.

     As President and Chief Executive Officer, Mr. Young receives no director's retainer or other fees for serving on the Board or any of its Committees.

     Under the Restricted Plan, 236 shares and 192 shares of Common Stock based on a price per share of $10.5937 and $13.00 respectively, representing $5,000 of the annual cash retainer were awarded in 1999 to each of the following Directors: Robert L. Barnett, Frederic H. Bertrand, Rhonda L. Brooks, Robert G. Clarke, Luther F. Hackett, Patrick
J. Martin, Mary Alice McKenzie, and Janice L. Scites.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Under the 1998 Stock Option Plan for Non-employee Directors (the "Plan"), approved in 1998 by the stockholders, non-employee Directors receive stock options with respect to 2,250 shares of Common Stock on the first business day after each of the 2000, 2001, and 2002 annual meetings of the Company's stockholders. Optioned shares are reflected in the individual stockholdings of the Directors set forth below under "Stock Ownership of Directors, Nominees, Executive Officers, and Certain Beneficial Owners". The exercise price of the options issued to Participant Directors in 1999 was $10.625 per share, which represents the Fair Market Value of the Company's Common Stock on the date of grant. For purposes of the Plan, the Fair Market Value of stock is defined as the average of the high and low trading prices reported on the composite tape on the date specified, or if no sale takes place on such date, the average of the bid and asked prices on such date. Stock options are exercisable during the period beginning six months after the date of grant and ending five years thereafter except in the event that the option expires during a limited trading period declared by the Corporate Secretary, in which case the exercise period shall be extended for thirty days following termination of the limited trading period.
All stock options are exercisable at a fixed price equal to the Fair Market Value of the Common Stock on the date the option is granted.
The total number of shares that may be issued under the Plan may not exceed 112,500 in the aggregate, subject to proportional adjustments, and such shares may be either authorized but unissued shares or shares previously issued and reacquired by the Company. The Plan is effective for five years, terminating in year 2002.

        SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Company securities with the SEC and to furnish the Company with copies of all such reports. It also requires directors, officers and persons who beneficially own more than ten percent (10%) of the Company's stock to file initial reports of ownership and subsequent reports of changes in ownership with the SEC and the New York Stock Exchange.

     Based solely on a review of the copies of such reports prepared and filed with the Commission during 1999 by the Company's executive officers and directors, and on written representations that no other reports were required, the Company believes its directors and executive officers have complied with all Section 16(a) filing requirements. The Company does not have a ten percent holder.

      STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND
                      CERTAIN BENEFICIAL OWNERS

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned by (1) each Director, (2) each nominee Director, (3) each of the named executive officer in the Summary Compensation Table, (4) all the Directors, nominees for Director and executive officers as a group as of January 31, 2000, and (5) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as of December 31, 1999.

                            Shares of Common Stock            Percent
Name                        Beneficially Owned (1)(2)(3)(4)   of Class
----                        -------------------------------   --------
L. Douglas Barba                 26,350                         (1)
Robert L. Barnett                 8,643                         (1)
Frederic H. Bertrand             14,055 (5)                     (1)
Francis J. Boyle                 37,600                         (1)
Rhonda L. Brooks                  8,143                         (1)
Kent R. Brown                    40,428 (6)                     (1)
Robert G. Clarke                  8,643 (7)                     (1)
Timothy S. Cobb                       0                         ---
Luther F. Hackett                18,686 (8)                     (1)
Patrick J. Martin                 8,643                         (1)
Mary Alice McKenzie              10,352 (9)                     (1)
Janice L. Scites                  3,678                         (1)
Douglas D. Sinclair              31,200                         (1)
Robert H. Young                 157,931 (10)                    1.4 %

All directors, nominees
and executive officers
as a group (20)                 472,119                         4.1%

Sanford C. Bernstein &
Co., Inc                      1,056,120 (11)                    9.2%
767 Fifth Avenue
New York, NY 10153

     No director, nominee for director, or executive officer owns any shares of the various classes of the Company's outstanding non-voting preferred stock.

(1) No Director, nominee for Director, or executive officer owns beneficially in excess of 1% of CVPS' outstanding Common Stock, except for Robert H. Young. Except as otherwise indicated in the footnotes to the table, each of the named individuals possesses sole voting and investment power over the shares listed.

(2) Includes shares that the named individuals have a right to acquire pursuant to options granted under the 1993 and 1998 Stock Option Plans for Non-employee Directors as follows: Messrs. Bertrand and Hackett, 11,250 each; Messrs. Barnett, Clarke, Martin, and Ms. Brooks, 6,750 each; Ms. McKenzie, 9,000; and, Ms. Scites, 2,250. Includes 893 shares awarded under the Restricted Stock Plan for Non-employee Directors and Key Employees, for each of Messrs. Barnett, Bertrand, Clarke, Hackett, Martin, Ms. Brooks, and Ms. McKenzie; and, 428 shares for Ms. Scites.

(3) Includes shares that the named executive officers have a right to acquire pursuant to options granted under the 1988 and 1997 Stock Option Plans for Key Employees as follows: Mr. Barba, 26,350; Mr. Boyle,
37,600; Mr. Brown, 39,200; Mr. Sinclair, 31,200; Mr. Young, 154,860.

All executive officers as a group 391,276 shares.

(4) Includes shares that the named executive officers hold indirectly under the Company's Employee Savings and Investment (401(k)) and
Employee Stock Ownership Plans as follows: Mr. Young, 2,367 shares.

(5) Includes 1,912 shares held jointly with Mr. Bertrand's spouse over which he has voting and investment power.

(6) Includes 1,228 shares held jointly with Mr. Brown's spouse over which he shares voting and investment power.

(7) Includes 1,000 shares held jointly with Mr. Clarke's spouse over which he shares voting and investment power.

(8) Includes 3,000 shares owned by corporations over which Mr. Hackett has voting and investment power.

(9) Includes 150 shares held jointly with Ms. McKenzie's spouse over which she has voting and investment power.

(10) Includes one share held by Mr. Young's spouse as custodian for his son over which Mr. Young disclaims beneficial ownership and 341 shares held by his spouse over which she has sole voting and investment power.

(11) Sanford C. Bernstein & Co., Inc. has discretionary investment authority with respect to certain customer accounts holding in the aggregate 31,120 shares of the Common Stock of the Company. Such shares are held on behalf of persons who have the right to receive, or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. Sanford C. Bernstein & Co., Inc. has sole voting power over 838,600 shares and sole dispositive power over 1,056,120 shares.


     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The philosophy of the Compensation Committee (the "Committee"), with regard to executive compensation, is to maintain a total compensation pay package which, by virtue of its design and target levels, enables the Company to recruit the best talent for our jobs, to retain high performing employees by strongly rewarding exceptional performance, to encourage employees to develop their skills and abilities and encourages and supports performance and decisions that strengthen the Company financially and strategically, including enhancing customer service. Executive officer compensation, including the compensation of the Chief Executive Officer ("CEO"), is comprised of a base salary, annual Management Incentive Plan ("MIP") payout and a Long Term Incentive Plan ("LTIP") payout, as described below. The value of the LTIP is based on the value the Company delivers to shareholders over time. The value of the MIP is specifically tied to the Company's performance measured by the consolidated earnings per share, customer satisfaction and individual performance in the last fiscal year. The base salary range is set based on benchmarking to other companies of our size, and within the range, a specific officer's salary is set based on qualification, experience and proven performance. In addition, certain officers can receive additional amounts based on the performance of Catamount Energy Corporation for the last fiscal year as described below.

EXECUTIVE OFFICERS' BASE ANNUAL SALARY

     It is the policy of the Committee to establish salaries for the CEO and other executive officers within a range that surrounds the 50th percentile of salaries of similar positions as reported in the annual Executive Compensation Survey conducted by the Edison Electric Institute, adjusted to reflect the size of the Company as determined by revenues. Executive officers in charge of unregulated subsidiaries are benchmarked to the 50th percentile of salaries for similar positions at general industry companies with similar revenues.

     Within this range, the salary is determined based on an evaluation of the individual's qualifications, experience and performance. The Chief Executive Officer recommends the base salary for those reporting to him to the Committee.

CHIEF EXECUTIVE OFFICER'S BASE ANNUAL SALARY

     The Committee determines the base salary of the Chief Executive Officer. Mr. Young's promotion from Chief Operating Officer to President and Chief Executive Officer in 1996 and his current placement in the salary range was determined by the Compensation Committee and approved by the Board of Directors. His current salary is based upon factors such as his level of experience in his position, Company performance and executive team performance.

1999 MANAGEMENT INCENTIVE PLAN

     The Company's executive officers participate in the Company's annual MIP. The purpose of the MIP is to focus the efforts of the executive team on the achievement of challenging and demanding corporate objectives. When corporate performance reaches or exceeds the specified annual performance objectives, an incentive payment is earned. A well-directed MIP, in conjunction with competitive salaries and benefits, provides a level of compensation which fully rewards the skills and efforts of the executives.

     Participants are designated annually by the Board of Directors. The level of potential payout for the MIP is based on benchmarking of the incentive levels for officers working for companies our size. In 1999, the named executive officers in the Summary Compensation Table, other than Mr. Barba, were eligible to participate in the MIP. Mr. Barba is covered under the Catamount annual Management Incentive Plan ("Catamount MIP") described later.

     Performance measures must be met in the following areas to receive an award. Each measure is equally weighted with the exception of the consolidated earnings per share multiplier described below.

     CONSOLIDATED EARNINGS PER SHARE. A measure of the overall financial performance.

     CUSTOMER SATISFACTION MEASURE. Measures the customers' satisfaction with CVPS overall and with how CVPS handled their last inquiry or service request.

     INDIVIDUAL PERFORMANCE. Based on advice and recommendation from the CEO for officers reporting to him, the Committee evaluates individual officer performance compared to performance objectives set early in the year, and also evaluates the performance of the CEO versus his performance objectives.

     If all of the performance objectives were to be exceeded, the total incentive award could represent 35% of base salary for the President and CEO; 25% for the Senior Vice President, Chief Financial Officer and Treasurer, Senior Vice President - Engineering and Operations, and Vice
President and General Manager for Business Development.    If the target
level of consolidated earnings per share is exceeded, then the overall award is increased 10%. The value of the MIP payout is awarded half in cash and half in three-year restricted stock. Starting in 1999, the Company added a 25% premium to the restricted stock component.

LONG TERM INCENTIVE PLAN

     In 1999, the Board of Directors adopted a revised Long Term
Incentive Plan (the "LTIP") for executive officers.   Under the LTIP,
one-half of the value of a participant's award is paid in stock options and the remaining one-half is paid in the form of restricted shares of Common Stock (rather than all of the value in stock options as was previously done). The one-half paid in restricted shares of Common Stock is in the form of performance shares dependent upon reaching certain Total Shareholder Return ("TSR") performance targets in three years versus a national peer group of utilities. The number of options and performance shares awarded to executive officers is determined utilizing comparisons to officers' long-term incentive values who work for companies our size in the electric utility industry and in the general industry.

     The stock option portion of the LTIP award is based on the Stock Option Plan for Key Employees, which was approved in 1997 by the stockholders, as an important component in its strategy for attracting and retaining executives of high caliber and helping to focus management attention on increasing stockholder value. This proxy statement contains an updated Stock Option Plan for Key Employees which is being presented for stockholder approval. Stock options are granted to executive officers annually upon the recommendation of the Committee.
In 1999, the named executive officers in the Summary Compensation Table received options. All awards are provided by means of non-qualified stock options which have an exercise price equal to 100% of the Fair Market Value of the Common Stock of the Company on the date of the grant. The Committee's policy is that the exercise price of stock options should not be amended after grant, except in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Company's Common Stock.

     The other half of the executive officer LTIP is delivered in the form of restricted performance shares of Common Stock. In 1999, (at the beginning of the three-year performance cycle), there was a contingent grant of a fixed number of common shares. The number of shares payable at the end of the performance cycle (performance 1999-2001) is dependent on how the Company's financial performance compares to a national peer group of utilities. The financial performance is measured in terms of TSR for the three years, relative to the peer group. The number of shares granted at the end of the cycle ranges from 0 - 2x the number of shares targeted in the beginning of the cycle, based on our relative TSR. Dividends payable with respect to restricted shares are reinvested into additional shares of restricted stock. Once the award is earned, shares become fully vested.

2000 MANAGEMENT INCENTIVE PLANS

     The Board of Directors adopted a revised annual Management Incentive Plan (the "2000 MIP") to be effective starting with the 2000 plan year (fiscal). In the 2000 MIP, the Board replaced the Consolidated Earnings Per Share performance measure with Cash Flow from Operating Activities. In addition, the Board replaced the customer satisfaction measure with a broader business performance measure, that includes customer satisfaction as appropriate, for each strategic business unit or for overall corporate performance, depending on the officer's responsibilities. In addition, any payout for year 2000 performance paid in year 2001 will be in the form of cash. Also, the target value to be delivered through the 2000 MIP has been increased to match the appropriate benchmarks for companies our size in the electric utility and general industry.

CATAMOUNT INCENTIVE PLANS

     Catamount Energy Corporation ("Catamount"), a wholly-owned subsidiary of Catamount Resources Corporation, also has an annual Management Incentive Plan ("Catamount MIP") for officers of Catamount approved annually by its Board of Directors. Under the 1999 Catamount MIP, its Executive Vice President and General Manager could receive 40% of his base salary if the maximum payout on all of the standards were to be achieved. Additional amounts can be added at the Catamount Board's discretion if objectives are exceeded by more than 20%. Officers of the Company who are also officers of Catamount may be granted an award by the Catamount Board based upon the performance of Catamount and the Catamount Board's subjective evaluation of each officer's individual contribution to that performance. Amounts paid under the Catamount MIP to three of the named executives, including Mr. Barba, are set forth in the Bonus column of the Summary Compensation Table.

     In 1998, Catamount also established a Long Term Incentive Plan ("Catamount LTIP") for its eligible officers. The first potential payout under Catamount's LTIP would be in year 2001 if performance standards are met for 1998-2000. The maximum payout under this Catamount LTIP, if all the objectives are fully met, is 25% of the base salary of the eligible officer.

OTHER PERQUISITES

     It is the policy of the Committee not to compensate executive officers through the use of perquisites. A car is provided to the CEO and periodic medical examinations for all executive officers are
available.   There are no other perquisites provided to any executive
officer.

OTHER COMPENSATION COMMITTEE ITEMS

     The Company intends that compensation paid to its executive officers will be tax deductible, Section 162(m) of the Internal Revenue Code, as amended, generally limits the Company's federal income tax deduction for compensation paid in any taxable year to any one of the five highest paid executive officers named in the Summary Compensation Table to $1.0 million. The limit does not apply to specified types of exempt compensation, including payments that are not included in the employee's gross income, payments made to or from a tax-qualified plan and compensation that qualifies as qualified performance-based compensation. Under the tax law, the amount of a qualified performance-based award must be based entirely on an objective formula, without any subjective consideration of individual performance. The Committee has carefully considered the impact of this law. As the annual cash compensation of each of the Company's executive officers is below $1.0 million, the limitation imposed by Section 162(m) is not believed to be applicable. In addition, the stock options granted under the Company's stock option plans are designed to qualify as exempt qualified performance-based compensation.

     The Committee retains the services of an independent expert to advise it with respect to the extent to which its pay practices are consistent with prevailing industry standards. With the assistance of its advisor, it aggressively reviews its plans each year to assure that it competitively pays and rewards executives to act in the interests of the ratepayers and the shareholders.

                         COMPENSATION COMMITTEE MEMBERS:
                         Patrick J. Martin, Chairperson
                         Frederic H. Bertrand
                         Rhonda L. Brooks
                         Janice L. Scites


FIVE-YEAR SHAREHOLDER RETURN COMPARISON
---------------------------------------

     The SEC requires that the Company include in its proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a published industry or line-of-business index or an index of peer companies selected by the Company. The Board of Directors has selected for its peer group index a stock index compiled by the Edison Electric Institute ("EEI Index"), because it is the most comprehensive and representative inasmuch as it includes stock performance data for investor-owned electric utility companies.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 CENTRAL VERMONT, EEI INDEX, S&P 500
            1994       1995       1996       1997       1998       1999

CVPS        100.00     105.10     100.53     137.16     100.12     110.60
EEI Index   100.00     131.02     132.59     168.88     192.34     156.57
S&P 500     100.00     137.41     168.76     224.79     288.63     348.95

Assumes $100 Invested on December 31, 1994
*Total Return Assumes Quarterly Reinvestment of Dividends

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has a Compensation Committee to approve compensation for the Company's executive officers. The Compensation Committee members are Messrs. Martin, Bertrand, Ms. Scites and Ms. Brooks. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director under item 404 of regulation S-K or as a former officer or employee of the company.

            EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

     The following table sets forth all cash compensation paid or to be paid by the Company and its subsidiaries, as well as the number of stock option and restricted stock awards earned during the last three fiscal years by the Company's CEO and the four most highly compensated executive officers whose salary and bonus for services rendered to the Company and its subsidiaries in all capacities for 1999 exceeded $100,000.

                         SUMMARY COMPENSATION TABLE
                                                               Long Term
                                                             Compensation
                            Annual Compensation                Awards (4)
                          -----------------------      ----------------------------
                                                       Securities      Other Annual
Name and Principal                 Salary   Bonus      Underlying      Compensation
Position (1)              Year     ($)(2)   ($)(3)     Options/SARs(#)     $ (5)
------------------        ----     -------  ------     --------------- ------------
Robert H. Young           1999     266,000  14,130        31,860/0         7,394
President and CEO         1998     254,400  14,586        53,000/0         7,127
                          1997     246,758   9,897        35,500/0         7,049

Francis J. Boyle          1999     180,908   6,600         6,700/0         7,052
Senior Vice President,    1998     169,286   7,174        12,500/0         6,665
CFO and Treasurer         1997     159,175   4,654        12,500/0         6,589

Kent R. Brown             1999     180,896     --          6,700/0         7,107
Senior Vice President,    1998     174,250     --         12,500/0         6,914
Engineering and           1997     176,081     --         12,500/0         2,114
Operations

Douglas D. Sinclair (6)   1999     181,892     --          6,700/0         7,023
Vice President and        1998     175,000   6,178        12,500/0         3,203
General Manager,          1997     117,788  35,000        12,000/0        61,737
Business Development

L. Douglas Barba          1999     152,687  47,100         4,800/0         9,519
Executive Vice President  1998     138,600  48,620         9,000/0         5,881
and General Manager,      1997     143,702  32,990         9,000/0         5,583
Catamount Energy Corporation (7)

------------------
(1) - The principal positions listed were held as of December 31, 1999.

(2) - Includes compensation deferred at the election of named executive officers; and, includes for Mr. Young - director's retainers and fees earned from Vermont Electric Power Company and compensation for services performed for Vermont Yankee for which the Company was reimbursed.

(3) - Includes incentive awards by Catamount Energy Corporation as follows for: Mr. Young: 1999 - $14,130, 1998 - $14,586, 1997 - $9,897;
Mr. Boyle: 1999 - $6,600, 1998 - $7,174, 1997 - $4,654; and, Mr. Barba:
1999 - $47,100, 1998 - $48,620, 1997 - $32,990.  For Mr. Sinclair,
includes $6,178 in 1998 and $35,000 bonus in 1997 pursuant to an employment agreement. The incentive awards for 1999 from the Company have not yet been determined.

(4) - In addition to what is enumerated, the Company has a long term incentive plan that awards restricted stock subject to performance based conditions described in the Long Term Incentive Plan in the Compensation Committee Report. A valuation of the Restricted Stock awards could be calculated by multiplying the closing market price at year end of $10.625 by the number of restricted performance shares as follows: Mr. Young, 5,320; Messrs. Boyle, Brown and Sinclair, 1,100 each and Mr. Barba, 800. Dividends payable from shares are reinvested into additional shares.

(5) - The total amounts shown in this column for 1999 are comprised as follows:

      - Company matching contributions to the Employee Savings and Investment Plan (401(k)) includes for Mr. Young: $6,591; Mr.
        Boyle: $6,539; Mr. Brown: $6,539; Mr. Sinclair: $6,540; and,
        Mr. Barba: $6,125.

      - Taxable term cost on executive split-dollar insurance (an insurance plan that gives both employer and employee an interest in the policy death benefit on the employee's life) includes for Mr. Young: $803; Mr. Boyle: $513; Mr. Brown: $568; Mr. Sinclair:
        $483; and Mr. Barba: $375.

      - Pay in lieu of taking vacation based on Company policy for employees who qualify includes for Mr. Barba: $3,019.

(6) - Compensation data for Mr. Sinclair includes only a portion of 1997 because he was employed by the Company commencing April 28, 1997.

(7) - Catamount Energy Corporation is a subsidiary of Catamount
Resources Corporation (formerly Catamount Investment Corporation), a subsidiary of Central Vermont Public Service Corporation.

                              STOCK OPTIONS

     The following table sets forth stock options granted to the Company's current most highly compensated executive officers during 1999 under the Company's Stock Option Plan. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen a binomial model approved by the SEC. However, the ultimate value will depend on the market value of the Company's stock at a future date, which may or may not correspond to the projections below.

                OPTION/STOCK APPRECIATION RIGHTS GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               Individual Grants
                     -------------------------------------
                                   % of
                     Number of    Total
                     Securities  Options/
                     Underlying    SARs
                      Options/   Granted to   Exercise                  Grant
                       SARs      Employees    Or Base                   Date
                      Granted    In Fiscal      Price    Expiration    Present
Name                  (#) (1)      Year        ($/Sh)       Date      Value($)(2)
-----------------   -----------  ----------   ---------  -----------  -----------
Robert H. Young       31,860/0    40.9%        $10.5625   5/04/2009    $73,833
Francis J. Boyle       6,700/0     8.6          10.5625   5/04/2009     15,527
Kent R. Brown          6,700/0     8.6          10.5625   5/04/2009     15,527
Douglas D. Sinclair    6,700/0     8.6          10.5625   5/04/2009     15,527
L. Douglas Barba       4,800/0     6.1          10.5625   5/04/2009     11,124

--------------------
(1) A total of 77,860 shares were awarded to all plan participants under the 1997 Stock Option Plan. Stock options are exercisable in whole or in part from the date of the grant for a period of ten years and one day.

(2)  Per a binomial model as certified by an independent consultant.
     The assumptions used for the Model are as follows: Volatility
     -- .2982 based on monthly stock prices for the period of April 30, 1996 to April 30, 1999; Risk-free rate of return
     -- 5.50%; Dividend Yield -- 7.26% over the period of April 30, 1996 to April 30, 1999; and a ten-year exercise term.

YEAR-END OPTION TABLE

     The following table sets forth stock options exercised by the Company's CEO and the four other most highly compensated executive officers during 1999, and the number and value of all unexercised options at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's Common Stock on December 31, 1999.

             Aggregated Option/SAR Exercises in Last Fiscal Year(FY)
             -------------------------------------------------------
                     and Fiscal Year-End Option/SAR Values
                     -------------------------------------

    (a)           (b)              (c)             (d)            (e)
                                                   Number of
                                                   Securities      Value of
                                                   Underlying      Unexercised
                                                   Unexercised     In-the-Money
                                                   Options         Options
                                                   At FY-End (#)   At FY-End ($)
                  Shares Acquired  Value           Exercisable/    Exercisable/
Name              On Exercise(#)   Realized($)(1)  Unexercisable   Unexercisable(1)
---------------   ---------------  --------------  -------------   ----------------
Robert H. Young       -0-           $   -0-          154,860/0      $ 1,991/0
Francis J. Boyle      -0-               -0-           37,600/0          419/0
Kent R. Brown         -0-               -0-           39,200/0          419/0
Douglas D. Sinclair   -0-               -0-           31,200/0          419/0
L. Douglas Barba      -0-               -0-           26,350/0          300/0

---------------
(1) The dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at exercise or fiscal year end, respectively.

OFFICERS' SUPPLEMENTAL RETIREMENT PLAN

     The Officers' Supplemental Retirement Plan (the "SERP") is designed to supplement the retirement benefits available through the Company's Pension Plan to the Company's executive officers. The SERP is a part of the Company's overall strategy for attracting and maintaining top managerial talent.

     The Board of Directors approved a redesign of the Company's SERP commencing January 1, 1998 ("Redesigned SERP"). The Redesigned SERP directly coordinates the benefits of the SERP with the Pension Plan (i.e., the excess of target pension over basic pension equals supplemental pension). For the Redesigned SERP, the target pension is based on the same formula as the Pension Plan but also restores any amounts restricted by Internal Revenue Service limits under the Pension Plan. The Redesigned SERP also reflects any incentives from the MIP.

     When the Board of Directors adopted the Redesigned SERP commencing January 1, 1998, current executive officers at that time were grandfathered under the previous SERP provisions ("Grandfathered SERP"). The named executive officers in the Summary Compensation Table are
covered under the Grandfathered SERP.   Under the Grandfathered SERP,
each grandfathered executive officer is entitled to receive, upon retirement at age 65, fifteen annual payments in amounts equal to a specified percentage of the officer's final year's Base Salary (not including variable pay, options or other form of remuneration). The applicable percentages for the named executive officers in the Summary Compensation Table are as follows: Mr. Young, 44%; Messrs. Boyle, Brown, Sinclair and Barba, 33%. For grandfathered executive officers, a reduced benefit is available as early as age 55 with ten years of
service.   A death benefit of $100,000, grossed up for taxes, is also provided to vested retirees covered under the Grandfathered SERP.

     Shown below is the estimated Company provided benefit payable under the Grandfathered SERP for the named executive officers in the Summary Compensation Table, assuming they were to retire at age 65, and based on assumed final base pay amounts:

            Assumed Final
            Annual Base Pay       33%         44%
                 ($)              ($)         ($)
            ________________     ________      _________
               100,000            33,000        44,000
               120,000            39,600        52,800
               140,000            46,200        61,600
               160,000            52,800        70,400
               180,000            59,400        79,200
               200,000            66,000        88,000
               220,000            72,600        96,800
               240,000            79,200       105,600
               260,000            85,800       114,400
               280,000            92,400       123,200
               300,000            99,000       132,000

PENSION PLAN

     The Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries (the "Pension Plan") is a defined benefit plan which covers employees, among others, who are officers. The Company pays the full cost of the Pension Plan.

     The table below shows the annual amounts payable under the present provisions of the Pension Plan as amended through December 31, 1999, based on Final Average Earnings for various years of service, assuming the employee would retire at age 65 in 2000.



     Assumed
    5-Year Final                           Years of Service
                       -----------------------------------------------------
 Average Earnings         15        20          25         30          35
-----------------      -------    -------     -------    -------     -------
  $ 80,000             $18,276    $24,315     $30,393    $36,472     $38,472
   100,000              23,486     31,315      39,143     47,972      49,472
   120,000              28,736     38,315      47,893     57,472      60,472
   140,000              33,986     45,315      56,643     67,972      71,472
   160,000 (1)          39,236     52,315      65,393     78,472      82,472

--------------
(1) Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $150,000 for 1995 and 1996 and $160,000 for 1997, 1998 and 1999.

     Final Average Earnings is the highest five-year average of consecutive years' compensation over an employee's career with the Company. In 1999, compensation for this purpose was expanded to include base salary plus incentive awards from the Management Incentive Plans. Previously, compensation was defined as base salary only.

     The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen. In addition, no Social Security offset applies to amounts above.

     The credited years of service at December 31, 1999, under the Pension Plan for the named executive officers in the Summary
Compensation Table were as follows:  Mr. Young, 12.5 years; Mr. Boyle,
4.2 years; Mr. Brown, 3.3 years; Mr. Sinclair, 2.7 years; and, Mr. Barba, 7.3 years.

CONTRACTS WITH MANAGEMENT

     The Company has entered into severance compensation agreements with Messrs. Young, Boyle, Brown, Sinclair, and Barba. The agreements were entered into on January 1, 1998 and continue in effect until the earlier of (i) the fifth anniversary of such date or (ii) the executive's normal retirement date under the Pension Plan. Commencing on the third anniversary of the date of the agreement, and on each anniversary thereafter, the term of the agreement is automatically extended, absent 60 days prior written notice by the Company, until the earlier of (x) three years from such renewal date or (y) the executive's normal retirement date. The agreements provide that in the event of termination of employment, or a significant change in employment status as defined in the agreement, within three years following a Change in Control of the Company, Messrs. Young, Boyle, Brown, Sinclair, and Barba will receive 2.999 times their average annual compensation for the preceding five or fewer years of service and certain legal fees and expenses incurred as a result of termination of employment.

      The provisions of the agreement do not apply if the executive officer retires, dies, is disabled, voluntarily resigns, or is dismissed for cause following a Change in Control. In exchange for agreeing to provide consulting services as requested by the Company for one year and refraining from working in competition with, or for a competitor of the Company for one year, the agreement permits continued participation in and retention of benefits under the Deferred Compensation Plan, Officers' Supplemental Retirement Plan, and health and disability plans. The extent of these provisions depends on an individual's participation and circumstances, and is specified in each agreement. For the Grandfathered SERP, the executive officers with less than ten years of service would receive a payment actuarially equivalent to benefits received under the Pension Plan at age 65 with ten years of service, less any benefit paid under the Pension Plan. For the Redesigned SERP, upon a Change of Control event, the target pension is increased to reflect an additional three years of service and an executive officer is fully vested. The agreements also provide for the payment to executive officers of an amount sufficient to offset any federal excise tax on the termination payments under Section 4999 of the Internal Revenue Code as well as, an additional amount to offset any additional taxes incurred by an executive officer as a result of the payments described in this sentence. Non-qualified stock options and restricted stock not immediately exercisable will become exercisable in the event of a Change of Control of the Company.

      A Change of Control under the agreements is deemed to occur if:
(1) any person, corporation, partnership or group acquires 20% or more of the combined voting power of the Company's outstanding securities;
(2) there is a change in the membership of the Board of Directors over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period provided. This section does not apply, however, if the nomination of each new director was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the period; or (3) if a third party acquires ownership or voting power of 10% or more of the outstanding voting securities of the Company, and subsequently is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, or the Company loses its exemption from or is required to register under that Act. Mr. Barba's Change of Control also encompasses a Change of Control of Catamount.

                     INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of Arthur Andersen LLP, independent public accountants, has audited the accounts of CVPS for 1999. They have served as the Company's independent public accountants since 1985. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

                       2001 ANNUAL MEETING
            DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     A stockholder desiring to present a proposal at the Company's 2001 Annual Meeting of Stockholders and to have such proposal considered for inclusion in the proxy materials for such meeting should submit such proposal addressed to the Secretary, Joseph M. Kraus, no later than November 28, 2000. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC and will be omitted from or included in the proxy material at the discretion of the Board of Directors of the Company in accordance with such applicable laws and regulations.

                          OTHER MATTERS

     The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said Notice of Meeting, and any action in connection with or for the purpose of effecting the same. If any other matters properly and legally come before the meeting, the persons named as Proxies will vote upon them in accordance with their best judgement. The Proxies have no knowledge of any such other matters which may be so presented for action at the meeting.

                                By Order of the Board of Directors

                                ROBERT H. YOUNG
                                President and Chief Executive Officer

It is hoped that all of the Common Stockholders will be represented in person or by proxy at the Annual Meeting. The Board of Directors earnestly urges that you VOTE, SIGN AND DATE the enclosed proxy, whether or not you are able to attend the meeting in person. PROXIES SHOULD BE MAILED IN THE ADDRESSED RETURN ENVELOPE ENCLOSED FOR THAT PURPOSE IN ORDER TO REACH THE OFFICE OF THE COMPANY NOT LATER THAN MAY 2, 2000. The giving of such proxy will not affect your right to vote in person should it later be found convenient for you to attend. Any proxy given is revocable at any time prior to the voting of the share or shares represented thereby.

                                                              Schedule A


              CENTRAL VERMONT PUBLIC SERVICE CORPORATION
                  STOCK OPTION PLAN FOR KEY EMPLOYEES

                               ARTICLE 1

                 Purpose and Establishment of the Plan

     Section 1.1 Central Vermont Public Service Corporation (the "Company") establishes this Stock Option Plan for Key Employees (the "Plan") with the intent of advancing the best interests of the Company and its wholly-owned subsidiaries by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the grant of options to purchase shares of the Company's Common Stock, $6.00 par value, (the "Common Stock"), thereby increasing the personal stake of such key employees in the continued success and growth of the Company and encouraging them to remain in the employ of the Company.

     Section 1.2 Effective May 2, 2000, the Company establishes a Plan as described herein. The Plan provides for the grant of stock options which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the
"Code").

                              ARTICLE 2

                             Definitions

For the purposes of the Plan, the following terms shall have the meanings provided herein:

     Section 2.1  "Board"  means the Board of Directors of the Company.

     Section 2.2 "Code" means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings under the Code.

     Section 2.3 "Committee" means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan; provided that the Committee shall consist of all non-employee directors as contemplated by Rule 16b-3 under the Exchange Act and outside directors under Section 162(m) of the Code.

     Section 2.4 "Company" means the Central Vermont Public Service Company and its wholly-owned subsidiaries or any successor thereto.

     Section 2.5 "Disability" means permanent and total disability as defined by the Company's benefits program for disability insurance coverage.

     Section 2.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     Section 2.7 "Fair Market Value" means the average of the high and low quoted selling price for a share of Common Stock as of any particular date as quoted in the Eastern Edition of the Wall Street Journal or in a similarly readily available public source on such date (or, if such date shall not be a business day, then the next preceding day which shall be a business day); or if no sale takes place, then the average of the bid and asked prices on such date.

     Section 2.8  "Option"  means Stock Option.

     Section 2.9 "Optionee" means the person or persons who have the right to exercise the Option granted under this Plan.

     Section 2.10 "Participant" means the key employee covered under this Plan.

     Section 2.11 "Retirement" means attaining the same age as defined in the Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries.

     Section 2.12 "Share(s)" means the shares of the Company's Common Stock, $6.00 par value.

     Section 2.13 "Stock Option" means an option granted under the Plan to purchase Shares and which is intended not to qualify as an incentive stock option under Section 422 of the Code.

                              ARTICLE 3

                            Administration

     Section 3.1 (a) The Plan shall be administered by the Committee. The Committee shall have authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, authority to select the Participants to be granted Options, to determine the size and terms of the Options to be granted to each participant selected, to accelerate the vesting of any or all options, to waive any term or condition with respect to any or all options, to determine the time or times when the Options will be granted, the period or periods during which Options will be exercisable, and to prescribe the form of the agreements embodying Options granted under the Plan.

     (b) The Committee shall be authorized to interpret the Plan and establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

     (c) In no event, however, shall the Committee have the right to grant dividend equivalents in respect of Options or to cancel outstanding Options for the purpose of replacing or regranting such Options with a purchase price that is less than the purchase price of the original Option.

     (d) The Committee shall maintain a written record of its proceedings. The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding on all persons affected by the decision, including the Company, any Participant or Optionee or any person claiming any rights under the Plan from or through any Participant or Optionee. The Committee may delegate to one or more of its members or to any officer or officers of the Company such administrative duties under the Plan as the Committee may deem advisable.

                                 ARTICLE 4

                       Eligibility and Participation

     Section 4.1 Options may be granted to key employees as the Committee may from time to time select. Any Participant shall be eligible to receive one or more Options subject to the limitation set forth in Article 5. In determining the persons to whom Options are to be granted and the number of Shares subject to each Option grant, the Committee shall take into consideration the person's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant. For purposes of participation in the Plan, the term Company shall include any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee.

                                 ARTICLE 5

                           Limitations on Grants

     Section 5.1 There may be delivered under the Plan an aggregate number of Shares of not more than 350,000 Shares, subject to adjustment as provided in Section 5.2. The aggregate number of Shares that may be covered by Options granted to a single individual under the Plan shall not exceed 350,000 Shares. Shares delivered pursuant to the Plan may consist in whole or in part of authorized and unissued Shares or reacquired Shares and no fractional Shares shall be delivered under the Plan. Cash may be paid in lieu of any fractional Shares in the exercise of Options under the Plan. In the event that Options shall be forfeited or canceled, or Options shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares that were either not purchased and as such forfeited, canceled, terminated or expired. For purposes of this Section, the number of Shares deemed to be delivered under the Plan upon the exercise of an Option shall equal the number of Shares as to which the Option is exercised less the number of Shares tendered, if any, pursuant to
Section 6.6. However, the number of Shares deemed exercised by the Optionee under the applicable Options(s) shall be the full number of Shares specified in the exercise notice required under Section 6.6.

     Section 5.2 In the event of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of the Company assets to stockholders, or any other similar change, any adjustment deemed appropriate by the Committee may be made by the Committee, including, but not limited to, the number of Shares which may be granted under the Plan, the number of Shares covered by an Option, the exercise price of an Option, or the type of security or other property covered by an Option. Any such adjustments shall be conclusive and binding for all purposes of the Plan. In the event of any merger, recapitalization, consolidation, reorganization, combination, or exchange of equity securities, the Committee may cancel any or all outstanding Options in exchange for a payment to the Optionee(s) equal to the excess of Fair Market Value of the Shares covered by each such Option over the aggregate exercise price of such Option.

                                 ARTICLE 6

                    Terms and Conditions of Stock Options

     Section 6.1 An Option under the Plan shall be in such form as the Committee may from time to time approve. Each Option shall be subject to the terms and conditions provided in this Article 6 and shall contain such other or additional terms and conditions as the Committee may deem desirable, but in no event shall such terms and conditions be inconsistent with the Plan or require Options to comply with the provisions of the Code applicable to incentive stock options as described in Section 422 of the Code.

     Section 6.2 The purchase price per Share under an Option shall be determined by the Committee, but may not be less than 100 percent of the Fair Market Value of a Share on the date the Option is granted; provided however, that in the case of any Option granted hereunder prior to both shareholder approval and authorization by the Vermont Public Service Board contemplated by Article 8 hereof, for the purpose of determining the purchase price per Share, such Option shall be deemed to have been granted on the date of the earlier to occur of such approval and authorization. In the event any awards are granted hereunder following shareholder approval, but prior to authorization by the Vermont Public Service Board, for the purposes of determining the purchase price per Share such Option will be determined to have been granted on the date the Option shall be deemed to have been granted by the Committee.

     Section 6.3 The period during which an Option may be exercised shall be fixed by the Committee; provided, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted.

     Section 6.4 An Optionee's Options shall expire three months after the termination of the Optionee's employment for any reason other than death, Disability, or Retirement and shall be limited to the Shares which could have been purchased by the Optionee at the date of termination of employment.

     Section 6.5 (a) Upon the termination of an Optionee's employment by reason of death, Disability, or Retirement, Options held on the termination date by such Optionee shall be exercisable, irrespective of whether the Options were fully exercisable on that date. The Optionee's Options shall expire unless exercised within one year from the date of such termination of employment.

     (b) The Committee may, at any time on or before the termination of the exercise period of an Optionee's Options, extend the exercise period for any Optionee whose employment has terminated due to death, Disability, Retirement, or other good cause. If so extended, the term of the exercise period shall expire on the date specified by the Committee, which date shall be no later than the date which is ten years following the date of the Participant's termination of employment. In no event may the term of an Option including extensions, exceed the term set forth in Section 6.3 above.

     Section 6.6 An Option may be exercised in whole or in part from time to time during the Option period (or, if determined by the Committee, in specified installments during the Option period) by giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the purchase price either by cash or such other method as may be permitted by the Committee, including but not limited to (i) personal check, (ii) tendering (either actually or by attestation) Shares owned by the Optionee at least six months having a Fair Market Value at the date of exercise equal to such purchase price, (iii) a third-party exercise procedure, or (iv) in a combination of the foregoing. An Optionee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to such person.

     Section 6.7 (a) As a condition to the delivery of any Shares pursuant to the exercise of an Option, the Committee may require that the Optionee, at the time of such exercise, pay to the Company an amount to satisfy any applicable tax withholding obligation or such greater amount of withholding as the Committee shall determine from time to time, or the Committee may take such other action as it may deem necessary to satisfy any such withholding obligations.

     (b) The Committee, in its sole discretion, may permit or require an Optionee to satisfy all or a part of the tax withholding obligations incident to the exercise of an Option by having the Company withhold a portion of the Shares that would otherwise be issuable to the Optionee. Such Shares shall be valued based on their Fair Market Value on the date the tax withholding is required to be made. Any such Share withholding with respect to an Optionee subject to Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act.

                               ARTICLE 7

                           General Provisions

     Section 7.1 Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that:
(a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any governmental regulatory body, or (c) an agreement by the Participant with respect to the disposition of Shares is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of Shares thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     Section 7.2 Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent.

     Section 7.3 Any grant under the Plan may be canceled at any time with the consent of the Participant and a new grant may be provided to such Participant in lieu thereof.

     Section 7.4 Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company, as shall be determined from time to time by the Committee.

     Section 7.5  Unless the Committee determines otherwise pursuant to
Section 5.2, Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of stock are issued to them.

     Section 7.6 Except as expressly provided in the Plan, no grant of Options shall be transferable except by will or the laws of descent and distribution. During the lifetime of the Optionee, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Optionee or by the guardian or legal representative of such Optionee.

     Section 7.7 Determinations by the Committee under the Plan (including without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms, conditions and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive or are eligible to receive grants under the Plan, whether or not such persons are similarly situated.

     Section 7.8 No employee or other person shall have any claim or right to be granted Options under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any subsidiary or affect any right of the Company or any subsidiary to terminate any Participant's employment.

     Section 7.9 At the time of grant and by accepting any grant of Options under the Plan, each Participant and each person claiming through such Participant shall be conclusively deemed to have indicated such Participant's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Committee.

     Section 7.10 The Plan shall become effective as of May 2, 2000 subject to approval by stockholders at the Company's Annual Meeting of Stockholders. No grant may be given under the Plan after May 2, 2005, but grants theretofore granted may extend beyond such date.

     Section 7.11 The Plan may be amended at any time and from time to time by the Board and without the approval of shareholders of the Company, except that no amendment which increases the aggregate number of shares which may be delivered pursuant to the Plan or which, in the absence of shareholder approval, would cause the Plan not to comply with the Exchange Act or Section 162(m) of the Code shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent under an Option granted under the Plan.

     Section 7.12 The Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan; or

     (b)  May 2, 2005.

     After termination of the Plan, no Options may be granted. No termination of the Plan shall materially adversely affect any of the rights or obligations of any person, without such person's written consent, under any Option theretofore granted under the Plan.

     Section 7.13 The Plan shall be submitted to the shareholders of the Company for approval. Shares may not be delivered under the Plan unless and until such delivery is authorized by the Vermont Public Service Board. Options may be granted hereunder prior to such approval and authorization but shall be contingent upon obtaining such approval and authorization. The shareholders of the Company shall be deemed to have approved the Plan only if it is approved at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of Vermont.

     Section 7.14 The provisions of the Plan shall take precedence over any conflicting provision contained in an Option. The Plan shall be governed by and construed in accordance with the laws of the State of Vermont. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the term and provisions will remain in full force and effect and will in no way be affected, impaired or invalidated.

                               ARTICLE 8

                           Change in Control

     Section 8.1 Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all Stock Options (other than those held by Optionees whose employment has terminated) shall become fully exercisable as of the date such Change in Control occurred.

     For purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (i) the acquisition, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities by any third person including a "Group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934; or

     (ii) a change in the membership of the Board of Directors over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period provided, however, that any new director (other than a new director who was nominated by a person who has expressed an intent to effect a Change in Control or engage in a proxy or other control contest) whose appointment or nomination for election was approved or recommended by a majority of the directors in office at the beginning of such two-year period shall be deemed to have been a director at the beginning of the two-year period; or

     (iii) the acquisition by a third person either directly or indirectly, of the right to own, control or hold with power to vote 10% or more of the outstanding voting securities of the Company, if immediately subsequent to the acquisition of the Company's voting securities by such third person: (a) such third person shall be a "public utility holding company" within the meaning of the 1935 Act, whether or not exempt from registration thereunder, or (b) the Company shall be in danger of losing its exemption under the 1935 Act or shall otherwise be required to register under the 1935 Act; or

     (iv) the consummation of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation following which the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of the outstanding voting securities of the Company resulting from such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation; or

     (v) the consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition in one transaction or a series of related transactions of all or substantially all of the assets of the Company, as determined by the Board of Directors, other than a sale or other disposition to a company, which following such sale or other disposition, the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to such sale or other disposition, beneficially own, directly or indirectly, more than 60% of the outstanding voting securities of such company in substantially the same proportions as their ownership in the Company, immediately prior to such sale or other disposition.

                                                      EXHIBIT A

Central Vermont Public Service Corporation
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

                              IMPORTANT
                  Please send in your proxy today.

Please vote, sign, date and return the proxy card below in the envelope provided. If you do so now, the Company will avoid the expense of follow-up solicitations.

                               Detach here
------------------------------------------------------------------------
                                  PROXY

               CENTRAL VERMONT PUBLIC SERVICE CORPORATION

          Proxy for Annual Meeting of Stockholders, May 2, 2000

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RHONDA L. BROOKS, JANICE L. SCITES and LUTHER F. HACKETT as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on reverse side, all shares of Common Stock of Central Vermont Public Service Corporation held of record by the undersigned on February 24, 2000 at the Annual Meeting of Stockholders to be held May 2, 2000, at the Killington Grand Hotel Conference Center, Killington, Vermont, or at any and all adjournments thereof.

     This proxy when properly executed will be voted in the manner indicated herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Article 1 and Article 2.

SEE REVERSE                                                  SEE REVERSE
   SIDE      (Continued, and to be signed on reverse side)       SIDE

Central Vermont Public Service Corporation
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

                               IMPORTANT
                    Please send in your proxy today.

Please vote, sign, date and return the proxy card below in the envelope provided. If you do so now, the Company will avoid the expense of follow-up solicitations.

                                Detach here
------------------------------------------------------------------------
[X] Please mark
    votes as in
    this example

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ARTICLES 1 AND 2.

(1) APPROVAL OF STOCK OPTION PLAN FOR KEY EMPLOYEES.

    [ ] FOR             [ ] AGAINST                 [ ] ABSTAIN

(2) ELECTION OF DIRECTORS.

    NOMINEES FOR TERM EXPIRING IN YEAR 2003:
    Robert L. Barnett, Frederic H. Bertrand, Robert G. Clarke,
    Mary Alice McKenzie

    NOMINEE FOR TERM EXPIRING IN YEAR 2001:
    Timothy S. Cobb

    [ ] FOR ALL NOMINEES               [ ] WITHHOLD FROM ALL NOMINEES

    [ ] ___________________________________________________________
        To withhold vote for any nominee, write that nominee's name above.

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. IF ANY SUCH OTHER BUSINESS IS PRESENTED FOR ACTION AT THE MEETING, IT IS THE INTENTION OF THE PROXIES TO VOTE ALL SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [   ]

Please vote, sign, date and return the proxy card promptly using the enclosed envelope.

Please sign exactly as your name(s) appear. Joint owners each must sign. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partnership, please sign in partnership name by authorized person.

Signature:_______________________Date:_______
Signature:______________________ Date:_______